UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 4, 2021
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Carrols Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)
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Delaware		001-33174	83-3804854
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

968 James Street
Syracuse,	New York		13203
(Address of principal executive office)			(Zip Code)

Registrant’s telephone number, including area code:		(315)	424-0513

N/A
(Former name or former address, if changed since last report.)
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	TAST	The NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 4, 2021 (the "Commencement Date"), Carrols Restaurant Group, Inc, (the "Company"), Carrols Holdco Inc. ("Holdco"), a wholly-owned subsidiary of the Company, Carrols Corporation ("Carrols"), a wholly-owned subsidiary of Holdco and Carrols LLC ("Carrols LLC"), a wholly-owned subsidiary of Carrols, entered into an Amended and Restated Area Development Agreement (the "Amended and Restated Area Development Agreement") with Burger King Corporation ("BKC") which amends and restates the Area Development Agreement (the "Initial Area Development Agreement") dated as of May 1, 2019 among the Company, Carrols, Carrols LLC and BKC. The Amended and Restated Area Development Agreement (i) removes the prior obligation by Carrols LLC under the Initial Area Development Agreement to remodel or upgrade a total of 748 Burger King restaurants by September 30, 2024, (ii) amends and replaces the prior obligation by Carrols LLC under the Initial Area Development Agreement to open, develop and operate a total of 200 Burger King restaurants by September 30, 2024 with the new development obligation described below and (iii) terminates the assignment by BKC to Carrols LLC of BKC's right of first refusal under its franchise agreements with its franchisees to purchase all of the assets of a Burger King restaurant or all or substantially all of the voting stock of the franchisee, whether direct or indirect, on the same terms proposed between such franchisee and a third party purchaser in 16 states, which included Arkansas, Indiana, Kentucky, Louisiana, Maine, Maryland, Michigan, Mississippi, North Carolina, Ohio, Pennsylvania, Rhode Island, South Carolina, Tennessee, Vermont and Virginia (subject to certain exceptions for certain limited geographic areas within certain states).

Pursuant to the Amended and Restated Area Development Agreement, Carrols LLC will agree to open, build and operate a total of 50 new Burger King restaurants, including 4 Burger King restaurants by September 30, 2021, 10 additional Burger King restaurants by September 30, 2022, 12 additional Burger King restaurants by September 30, 2023, 12 additional Burger King restaurants by September 30, 2024 and 12 additional Burger King restaurants by September 30, 2025 (in each case subject to a 90 day cure period) (the "Development Obligations"), subject to and in accordance with the terms of the Amended and Restated Area Development Agreement, in (i) Kentucky, Tennessee and Indiana (excluding certain geographic areas in Indiana) (the "Territory") and (ii) (a) 16 states, which include Arkansas, Indiana, Kentucky, Louisiana, Maine, Maryland, Michigan, Mississippi, North Carolina, Ohio, Pennsylvania, Rhode Island, South Carolina, Tennessee, Vermont and Virginia (subject to certain exceptions for certain limited geographic areas within certain states) and (b) any other geographic locations that Carrols LLC enters after the Commencement Date pursuant to BKC procedures (subclauses (a) and (b) collectively, the "Extra Territory"), provided that up to 10 restaurants developed during the term of the Amended and Restated Area Development Agreement in the Extra Territory shall be considered for purposes of satisfying the Development Obligations (the "Extra Territorial Restaurant Cap").

In addition, pursuant to the Amended and Restated Area Development Agreement, BKC will grant Carrols LLC franchise pre-approval (the “Franchise Pre-Approval”) to build new Burger King restaurants or acquire Burger King restaurants from Burger King franchisees in the Territory and the Extra Territory (subject to the Extra Territorial Restaurant Cap), and in the case of acquiring Burger King restaurants from Burger King franchisees, outside of the Territory but in a geographic location where Carrols LLC or its affiliates operate Burger King restaurants prior to such acquisition. Franchise Pre-Approval for the acquisition of Burger King restaurants from Burger King franchisees in the Territory will be terminated on the date that Carrols LLC acquires more than 500 Burger King restaurants in the aggregate from Burger King franchisees inside or outside of the Territory. The grant by BKC to Carrols LLC of Franchise Pre-Approval to develop new Burger King restaurants in the Territory or the Extra Territory is subject to customary BKC franchise, site and construction approval as specified in the Amended and Restated Area Development Agreement. The continued grant of Franchise Pre-Approval is subject to suspension or termination in the event of non-compliance by Carrols LLC with certain terms as set forth in the Amended and Restated Area Development Agreement.

The Amended and Restated Area Development Agreement expires on September 30, 2025.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Area Development Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

10.1	Amended and Restated Area Development Agreement dated as of January 4, 2021 among Carrols Restaurant Group, Inc., Carrols Holdco Inc., Carrols Corporation, Carrols LLC and Burger King Corporation.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARROLS RESTAURANT GROUP, INC.

Date: January 8, 2021

By:	/s/ Anthony E. Hull
Name:	Anthony E. Hull
Title:	Vice President, Chief Financial Officer and Treasurer